UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 8, 2008
Carriage Services, Inc.
(Exact name of registrant as specified in is charter)

Delaware (State or other jurisdiction of incorporation)	1-11961 (Commission File Number)	76-0423828 (IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code:
(713) 332-8400
☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(c)	Appointment of Chief Financial Officer
     On July 8, 2008, Carriage Services, Inc. (the “Company”) announced that Billy D. Dixon, age 37, has joined the Company as Senior Vice President and Chief Financial Officer. Mr. Dixon will begin work for the Company August 14, 2008. He has otherwise no relationship with the Company, its directors or its executive officers. Mr. Dixon was employed by British Petroleum’s North American Gas and Power Business Unit (NAGP) beginning in 2001 initially as a credit and commercial contract attorney, then as Chief Credit Officer until 2005 when he became Vice President of Strategic Origination responsible for NAGP’s inorganic acquisition growth strategy and execution. In 2007 Mr. Dixon became Vice President of NAGP’s Gulf Coast/Texas region responsible for the physical trading, marketing, scheduling and storage of natural gas.
     As Senior Vice President and CFO, Mr. Dixon will receive an annual base salary of $250,000, and will participate in the Company’s 2008 short-term cash incentive compensation plan at a target award level of 50% of his annual base salary for the remainder of 2008. Mr. Dixon will also be eligible to participate in the Company’s long term share-based incentive program for senior executives, all in a manner and on terms and conditions substantially similar to other Company executive officers.

ITEM 8.01	OTHER EVENTS
     On July 8, 2008, the Company issued a News Release announcing, among other things, that Billy D. Dixon has joined the Company as Senior Vice President and Chief Financial Officer. A copy of the News Release is attached to this Form 8-K as Exhibit 99.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	The exhibits are listed in the Exhibit Index set forth on the final page of this Current Report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.
Dated: July 9, 2008	By:	/s/ Terry E. Sanford
Terry E. Sanford
Senior Vice President, Chief Accounting Officer and Treasurer

INDEX TO EXHIBITS

Exhibit	Description

99	News release dated July 8, 2008.